EXHIBIT 10.28

                          THE WKI HOLDING COMPANY, INC.
                        KEY EMPLOYEE RETENTION PROGRAM II
                           (EFFECTIVE JANUARY 1, 2004)

                               ARTICLE I - PURPOSE
                               -------------------

     The purpose of the Plan is to establish a retention program for designated key employees of the Company. The Plan provides incentives, contingent upon continued employment, to certain key salaried employees who are expected to make substantial contributions during a restructuring of the Company. The Plan also provides enhanced severance benefits to these employees if their job positions are eliminated and their employment is involuntarily terminated for reasons other than death, Disability or Cause on or before July 1, 2005.

                            ARTICLE II - DEFINITIONS
                            ------------------------

     When used in this Plan and initially capitalized, the following words and phrases shall have the following respective meanings unless the context clearly requires otherwise:

Section 2.1     "Base Salary" means (1) for purposes of the Bonus payments, the
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Participant's annual base salary as in effect on the Effective Date (or, if later, on the Participant's date of hire), and (2) for purposes of the Enhanced Severance Benefits, the Participant's monthly base pay rate (excluding overtime, commissions, and shift differentials, if applicable) at the time of his termination of employment.

Section 2.2     "Bonus" means a Discretionary Retention Bonus or a Retention
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Bonus.

Section 2.3     "Cause" means any of the following:
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     (a) Participant's commission of a misdemeanor involving fraud, dishonesty, or moral turpitude, or of a felony,

     (b) Participant's willful or intentional breach of any material obligation under an employment agreement (to the extent such breach is not cured in accordance with the terms of the employment agreement),

     (c) negligence or intentional misconduct by Participant in the performance of his duties for the Company,

     (d) Participant's breach of the confidentiality provision set forth in
     Section 4.5 hereof,

     (e) the willful or intentional failure by Participant to comply (to the best of his ability) with a specific, written direction of the Chief Executive Officer of the Company


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     that is not inconsistent with the terms of any employment agreement and
     Participant's responsibilities, provided that such refusal or failure (i) is not cured to the best of Participant's ability within ten (10) business days after the delivery of such direction to Participant and (ii) is not based on Participant's good faith belief, as expressed by written notice to the Chief Executive Officer of the Company, given within such ten (10) business day period, that the implementation of such direction of the Chief Executive Officer would be unlawful or unethical, or

     (f) regardless of any contrary provision contained in an employment agreement for purposes of this plan, the term "cause" shall mean performance that does not meet the standards and expectations established by management. For the avoidance of doubt, the Committee, in its sole and absolute discretion, will determine whether "Cause" exists in any given situation.

Section 2.4     "Committee" means the Compensation Committee of the Board of
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Directors of WKI Holding Company, Inc.  The Committee may delegate any of its powers, duties and responsibilities and any of its discretionary authorities under the Plan to a named administrator or administrators.

Section 2.5     "Company" means WKI Holding Company, Inc.
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Section 2.6     "Designated Beneficiary" means the beneficiary or beneficiaries
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designated by a Participant in accordance with Section 4.8 hereof to receive the amount, if any, payable under the Plan upon the Participant's death.

Section 2.7     "Disability" or "Disabled" means permanent and total disability
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under the Company's long term disability plan, as determined under procedures established by the Plan Administrator for purposes of the Plan.

Section 2.8     "Discretionary Bonus Participant" means any Employee (other than
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a Tier I or Tier II Participant) who is designated by the Plan Administrator to be eligible to receive a Discretionary Retention Bonus under Section 3.2 hereof.

Section 2.9     "Discretionary Retention Bonus" means the amounts payable to a
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Participant under Section 3.2 hereof.

Section 2.10     "Effective Date" means January 1, 2004.
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Section 2.11     "Employee" means any person who is classified by the Company as
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such.

Section 2.12     "Enhanced Severance Benefit" means the amounts payable to a
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Participant under Section 3.3 hereof.

Section 2.13     "Payment Date" means any of the dates identified in Section
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3.1(c) upon which an eligible participant earns a bonus award or these dates as modified by the Committee under Section 3.1(d).


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Section 2.14     "Participant" means a Tier I Participant, a Tier II Participant
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or a Discretionary Bonus Participant.

Section 2.15     "Plan" means this WKI Holding Company, Inc. Key Employee
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Retention Program II.

Section 2.16     "Plan Administrator" means the Vice President of Human
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Resources of the Company or his delegate.

Section 2.17     "Retention Bonus" means the amounts payable to a Participant
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under Section 3.1 hereof.

Section 2.18     "Severance Policy" means the World Kitchen Severance Guidelines
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as in effect from time to time (or any plan or policy replacing or succeeding the same).

Section 2.19     "Tier I Participants" mean the Employees of the Company listed
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on the attached Schedule A as Tier I Employees.

Section 2.20     "Tier II Participants" mean the Employees of the Company listed
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on the attached Schedule A as Tier II Employees.

                             ARTICLE III - BENEFITS
                             ----------------------

Section 3.1  Retention Bonus Benefits.
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     (a)  Amount.
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          (i) Subject to the provisions of clause (ii) below, the amount of each
          Participant's Retention Bonus shall be equal to a specified percentage of each Participant's Base Salary, determined in accordance with the following provisions:

               (A) The amount of the Retention Bonus for a Tier I Participant shall be 60% of Base Salary.

               (B) The amount of the Retention Bonus for a Tier II Participant shall be 35% of Base Salary.

          (ii) Notwithstanding the foregoing, the 2004 Annual Incentive Bonus shall be reduced in accordance with the following rules. If a Participant earns a bonus under the Company's Annual Incentive Plan for 2004 (the "2004 Annual Incentive Bonus"), the bonus shall be reduced (not below zero) by an amount equal to the portion of the 2004 Annual Incentive Bonus which does not exceed the target 2004 Annual Incentive Bonus. In furtherance of, but without limiting the foregoing, the 2004 Annual Incentive Bonus will not be reduced by the portion of the Annual Incentive Bonus (if any) which exceeds the target Annual Incentive Bonus.


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     (b)  Eligibility/Vesting.
          -------------------

          (i) Except to the extent specifically provided otherwise herein, a Participant will only be eligible to receive a particular Retention Bonus payment if he is actively employed by the Company on the Payment Date therefore described in Subsection (c) below. In furtherance thereof, but without limiting the foregoing, a Participant who voluntarily terminates employment prior to any Payment Date shall not be eligible for any Retention Bonus payments which become payable after such termination of employment.

          (ii) Notwithstanding the foregoing, in the event that the Company terminates the employment of a Participant without Cause or a Participant dies or becomes Disabled before receiving 100% of the Retention Bonus, such Participant (or his Designated Beneficiary in the event of his death) shall be entitled to receive a pro-rata portion of his Retention Bonus (paid as soon as practicable after the Payment Date(s) described in Subsection (c) below) calculated as follows:

               (A) Determine the Participant's "service ratio" for a particular installment payment by dividing his complete months of service from the Effective Date through the applicable Payment Date by the total number of months in such time period; and

               (B) Multiply the service ratio by the percentage of the Retention Bonus payable on such Payment Date.

          (iii) Participants shall not be vested in any Retention Bonus payment until the Payment Date for such payment described in subsection (c) or
          (d) hereof.

     (c) Payment. Retention Bonuses shall be paid in two (2) installments as soon as practicable after the Payment Dates described below:

          (i) Fifty percent (50%) of the Retention Bonus shall be vested as of, and paid as soon as practicable after, December 31, 2004.

          (ii) Fifty percent (50%) of the Retention Bonus shall be vested as of, and paid as soon as practicable after, July 1, 2005.

     (d) Acceleration of Vesting and Payment Date(s). Notwithstanding any provision of the Plan to the contrary, the Committee (in its sole and absolute discretion) may elect to accelerate the vesting and Payment Date of all or any portion of the Retention Bonuses for one or more Participants in the event that the Committee, in its sole and absolute discretion, determines the Company has achieved key financial restructuring milestones.

     (e) Maximum Payments. The maximum amount payable by the Company pursuant to this Section 3.1 shall be [$2,665,000].


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Section 3.2  Discretionary Retention Bonus Payments.
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     (a) Amount. Discretionary Bonus Participants shall be eligible to receive a
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     Discretionary Retention Bonus payable in such amount as is determined at the discretion of the Plan Administrator; provided, however, that the total Discretionary Retention Bonus payable to any single Discretionary Bonus Participant shall not exceed thirty-five percent (35%) of such Participant's Base Salary. The aggregate amount of Discretionary Retention Bonuses paid under the Plan shall not exceed $150,000.

     (b)  Payment/Vesting.
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          (i) Discretionary Retention Bonuses shall be paid on such date or dates as determined by the Compensation Committee.

          (ii) Discretionary Bonus Participants must be actively employed by the Company and in good standing (meets or exceeds performance standards and expectations as set forth by the Company) on the Payment Date in order to be eligible to receive such payment, provided, however, in the event that the Company involuntarily terminates the employment of a Discretionary Bonus Participant without Cause or such a Participant dies or becomes Disabled after being designated as the recipient of a Discretionary Retention Bonus but before receiving the Discretionary Retention Bonus, the Plan Administrator (in its sole and absolute discretion) may elect to pay such Participant (or his Designated Beneficiary in the event of his death), all, none or a pro-rata portion of such Discretionary Retention Bonus.

Section 3.3  Enhanced Severance Benefits.
             ----------------------------

     (a)  Amount. Tier I and Tier II Participants shall receive an Enhanced
          ------
     Severance Benefit in accordance with the following schedule, unless there is an existing written agreement between the Company and the Participant providing for a greater severance benefit:

          (i)   Tier I Participants shall receive 12 months' Base Salary.

          (ii)  Tier II Participants shall receive 6 months' Base Salary.

     (b)  Additional Benefits. In addition, provided that the Participant
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     continues to pay all applicable premium contributions (at the rate in effect from time to time for similarly situated active Employees), the Participant's medical and dental benefits shall also continue for the duration of the Enhanced Severance Benefits.

     (c)  Eligibility. Tier I and Tier II Participants shall be eligible to
          -----------
     receive the Enhanced Severance Benefits described in Subsection (a) hereof only if (i) the Participant's job position is eliminated, (ii) the Company terminates the employment of the Participant for reasons other than Cause, death or Disability on or before July 1, 2005, (iii) the Participant executes a release in a form satisfactory to the Company and (iv) the


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     Participant is not entitled to any other severance benefits from the
     Company under an employment agreement or other contractual arrangement.

     (d)  Payment/Termination. Enhanced Severance Benefits shall be paid in the
          -------------------
     form of salary continuation. Such benefits shall cease prior to the end of the enhanced severance period if and when the Participant becomes re-employed on a regular basis with any business unit of the Company or any related entity.

     (e)  Death. In the event that a Participant dies while receiving Enhanced
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     Severance Benefits, the remaining unpaid portion of such Benefits shall be paid to his Designated Beneficiary, in the form of a single lump sum payment, as soon as practicable following his death.


                         ARTICLE IV - GENERAL PROVISIONS
                         -------------------------------

Section 4.1     Administration.  The Plan shall be administered by the Plan
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Administrator.  The Plan Administrator shall have full power and authority to carry out the provisions of the Plan, including the authority to construe, interpret and administer the Plan, to calculate pro-rata Bonus payments, to select the Employees to become Discretionary Bonus Participants in the Plan and to determine the Discretionary Retention Bonus amounts to be provided.
Decisions of the Plan Administrator shall be final, binding, and conclusive with respect to all parties, subject to the claims procedure described in Section
4.2. The Plan Administrator may at any time adopt such rules, regulations, policies, or practices as, in his sole discretion, he shall determine to be necessary or appropriate for the administration of, or the performance of his respective responsibilities under, the Plan. The Plan Administrator may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

Section 4.2     Claims Procedure.  In the event that any person believes that he
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did not receive the benefit entitled to him under this Plan, the person may file a claim, in writing, with the Committee. The Committee shall conduct a full and fair review of such claim and shall provide the claimant with written notice of its decision with respect thereto within sixty (60) days after the claim is filed. All decisions made by the Committee regarding claims are final, binding and conclusive with respect to all parties.

Section 4.3     Reorganization.  The obligations of the Company under the Plan
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shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to any substantial portion (more than thirty-five percent) of the assets and business of the Company measured at the time of sale. The Company will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

Section 4.4     Assignment of Benefits.  A Participant may not assign, sell,
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encumber, transfer or otherwise dispose of any rights or interests under the
Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.


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Section 4.5     Confidentiality.  This Plan and all the terms thereof are
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confidential.  A Participant shall not disclose, publicize, or discuss any of the terms or conditions of the Plan (and related agreements) with anyone, except his or her spouse, attorney and/or accountant. In the event the Participant discloses this Plan (or related agreements) or any of their terms or conditions to his or her spouse, attorney and/or accountant, it shall be the Participant's duty to advise said individual(s) of the confidential nature of this Plan (and related agreements) and to direct them not to disclose, publicize, or discuss any of the terms or conditions of this Plan (or related agreements) with any other person. Violation of this confidentiality provision shall result in immediate termination of participation in the Plan, loss of all Bonuses and Enhanced Severance Benefits under the Plan, and to the extent determined by the Company in its sole and absolute discretion, termination of employment for Cause.

Section 4.6     No Claim or Right to Plan Participation.  No Employee or other
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person shall have any claim or right to be selected as a Participant under the
Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any person any right to be retained in the employ of the Company or any rights to any benefits whatsoever, except to the extent specifically set forth herein.

Section 4.7     Taxes/Withholding.  The Company shall deduct from all amounts
                -----------------
paid under the Plan all foreign, federal, state, local and other taxes required by law to be withheld with respect to such payments.

Section 4.8     Designation and Change of Beneficiary.  Each Participant may
                -------------------------------------
designate one or more persons as the Designated Beneficiary who shall be entitled to receive the amounts, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Plan Administrator. A Participant may, from time to time, revoke or change his Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Plan Administrator. The last such designation received by the Plan Administrator shall be controlling; provided,
                                                                     --------
however, that no designation, or change or revocation thereof, shall be
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effective unless received by the Plan Administrator prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. In the event that a Participant has failed to properly designate a Designated Beneficiary, such Participant's Designated Beneficiary shall be his legal surviving spouse or, if none, his estate.

Section 4.9     Payments to Persons Other Than the Participant.  If the Plan
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Administrator shall find that any person to whom any amount is payable under the
Plan is unable to care for his affairs because of illness or accident, or is a minor, then any payment due to such person (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Plan Administrator so directs, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Plan Administrator, in his sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company under the Plan therefor.

Section 4.10     No Liability of Plan Administrator.  The Plan Administrator
                 ----------------------------------
shall not be personally liable by reason of any contract or other instrument related to the Plan executed by the Plan Administrator or on his behalf in his capacity as Plan Administrator, nor for any mistake of


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judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

Section 4.11     Termination or Amendment of the Plan.  The Plan may not be
                 ------------------------------------
amended in any way to reduce the benefits payable hereunder to a Participant or otherwise to impair his ability to receive any amount due hereunder, without the prior written consent of the Participant. The Plan will automatically terminate when all payments required by Section 3.1 have been made.

Section 4.12     Miscellaneous Provisions
                 ------------------------

     (a) Headings of Articles and Sections in this Plan are for convenience only, and do not constitute part of the Plan.

     (b) Unless the context clearly indicates otherwise, the masculine gender when used in the Plan shall include the feminine, and the singular number shall include the plural and the plural number the singular.

     (c) The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

     (d) In the event that one or more of the provisions of this Plan shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     (e) Amounts paid under the Plan shall not be considered compensation for purposes of any of the Company's pension and welfare benefit plans, programs and arrangements.

     (f) The Plan is a bonus plan/payroll practice which is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

     (g) The Plan shall not confer employment rights on any person, such that no person shall be entitled by virtue of the Plan to remain in the employment of the Company.

Section 4.13     Funding.  The Plan is unfunded.  Amounts payable hereunder
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shall be satisfied solely out of the general assets of the Company, which shall remain subject to the claims of its creditors. Each Participant shall be an unsecured creditor of the Company with respect to his benefits under the Plan.
A Participant shall have no right, title or interest in any benefit under the Plan unless and until it is vested in accordance with Article III of the Plan. Further, the Company is under no obligation to purchase or maintain any reserve or asset to provide any benefit under the Plan, and any reference to a reserve or other asset in the Company's financial


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statements is made solely for the purpose of computing the amount of the benefit which may become payable.

Section 4.14     Releases; Offsets. As a condition precedent to any payment by
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the Company hereunder, a Participant or other recipient will be required to
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execute a release in a form satisfactory to the Company. The Company shall be
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entitled to offset any payments due to a Participant or other recipient
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hereunder against any amount owed by such Participant or other recipient to the
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Company.
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                                       WKI HOLDING COMPANY, INC.


                                       By:  /s/  Doug Arnold
                                          ------------------
                                          Title:  VP Human Resources


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